Exhibit 99.1

ENERGY TRANSFER EQUITY REPORTS
QUARTERLY AND ANNUAL RESULTS
Dallas — February 16, 2009 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash of $114.9 million for the quarter ended December 31, 2008. Distributable Cash is a “non-GAAP measure,” as explained below.
ETE’s net income for the year ended December 31, 2008 increased by $35.2 million to $375.0 million as compared to $339.8 million for the twelve months ended November 30, 2007. ETE’s net income for the fourth quarter ended December 31, 2008 was $22.6 million compared to $51.5 million for the quarter ended November 30, 2007. The fourth quarter 2008 results reflect unrealized losses on certain interest rate derivatives of $109.7 million, compared to unrealized losses of $30.2 million for the three months ended November 30, 2007. Excluding these unrealized losses, net income increased for both the quarter and the full year due principally to increased earnings of Energy Transfer Partners, L.P. (“ETP”).
ETE changed its fiscal year from August 31st to December 31st in November 2007. Quarterly results are compared to the three months ended November 30, 2007, which was included in the transition period. Annual results are compared to the twelve months ended November 30, 2007.
The principal sources of cash flow of ETE are distributions it receives from its investments in the limited and general partner interests in ETP. ETE currently has no other operating activities apart from those conducted by the operating subsidiaries within ETP. ETE’s principal uses of cash are for administrative expenses, debt service and distributions to its general and limited partners.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities, or any other GAAP measure of liquidity or financial performance.
Distributable Cash. The Partnership defines Distributable Cash as cash distributions expected to be received from ETP in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Partnership’s expenditures for general and administrative costs and debt service. Distributable Cash is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable Cash is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash are net income and cash flow from operating activities for ETE on a stand-alone basis (“Parent Company”).
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,600 miles of intrastate pipeline in service, with approximately 250 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts:
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	December 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$92,023	$56,557
Marketable securities	5,915	3,002
Accounts receivable, net of allowance for doubtful accounts	591,257	822,027
Accounts receivable from related companies	15,142	18,070
Inventories	272,348	361,954
Deposits paid to vendors	78,237	42,273
Exchanges receivable	45,209	37,321
Price risk management assets	5,423	8,203
Prepaid expenses and other	75,441	54,389

Total current assets	1,180,995	1,403,796

PROPERTY, PLANT AND EQUIPMENT, net	8,702,534	6,852,458
ADVANCES TO AND INVESTMENT IN AFFILIATES	10,110	86,167
GOODWILL	773,283	757,698
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	402,980	361,975

Total assets	$11,069,902	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	December 31,	December 31,
	2008	2007

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$381,933	$673,116
Accounts payable to related companies	34,495	48,012
Exchanges payable	54,636	40,382
Customer advances and deposits	106,679	75,831
Accrued wages and benefits	65,754	35,729
Accrued capital expenditures	153,230	87,622
Accrued and other current liabilities	94,156	133,500
Price risk management liabilities	142,432	13,547
Interest payable	115,487	78,933
Income taxes payable	14,298	7,264
Deferred income taxes	589	429
Current maturities of long-term debt	45,232	47,068

Total current liabilities	1,208,921	1,241,433

LONG-TERM DEBT, less current maturities	7,190,357	5,870,106
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	121,710	46,479
DEFERRED INCOME TAXES	194,871	199,934
OTHER NON-CURRENT LIABILITIES	14,727	12,986
MINORITY INTERESTS	2,422,748	2,106,819

COMMITMENTS AND CONTINGENCIES

	11,153,334	9,477,757

PARTNERS’ CAPITAL (DEFICIT):
General Partner	155	192
Limited Partners:
Common Unitholders (222,829,956 units authorized, issued and outstanding at December 31, 2008 and 2007)	(15,762)	(4,628)

Accumulated other comprehensive income (loss)	(67,825)	(11,227)

Total partners’ capital (deficit)	(83,432)	(15,663)

Total liabilities and partners’ capital (deficit)	$11,069,902	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months	Three Months	Year	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
	2008	2007	2008	2007
REVENUES:
Natural gas operations	$1,331,086	$1,304,965	$7,653,156	$5,628,413
Retail propane	428,182	288,966	1,514,599	1,201,949
Other	35,413	34,141	125,612	201,302

Total revenues	1,794,681	1,628,072	9,293,367	7,031,664

COSTS AND EXPENSES:
Cost of products sold, natural gas operations	920,837	944,739	5,885,982	4,268,456
Cost of products sold, retail propane	269,752	192,065	1,014,068	758,650
Cost of products sold, other	10,247	11,035	38,030	111,596
Operating expenses	208,225	161,955	781,831	589,174
Depreciation and amortization	73,450	55,783	274,372	210,302
Selling, general and administrative	59,400	45,170	200,181	169,913

Total costs and expenses	1,541,911	1,410,747	8,194,464	6,108,091

OPERATING INCOME	252,770	217,325	1,098,903	923,573

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(96,244)	(77,857)	(357,541)	(289,296)
Equity in earnings (losses) of affiliates	584	(241)	(165)	33
Gain (loss) on disposal of assets	(2,887)	13,124	(1,303)	4,870
Gains (losses) on non-hedged interest rate derivatives	(114,813)	(30,316)	(128,423)	(1,235)
Allowance for equity funds used during construction	18,701	4,766	63,976	9,714
Other, net	(241)	(11,469)	8,115	(11,857)

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	57,870	115,332	683,562	635,802
Income tax expense (benefit)	(2,792)	4,925	3,808	13,443

INCOME BEFORE MINORITY INTERESTS	60,662	110,407	679,754	622,359
Minority interests	(38,096)	(58,943)	(304,710)	(282,576)

NET INCOME	22,566	51,464	375,044	339,783

GENERAL PARTNER’S INTEREST IN NET INCOME	70	159	1,161	1,062

LIMITED PARTNERS’ INTEREST IN NET INCOME	$22,496	$51,305	$373,883	$338,721

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.10	$0.23	$1.68	$1.52

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,829,902	222,829,956	222,829,902

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.10	$0.23	$1.68	$1.52

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,829,902	222,829,956	222,829,902

	Three Months Ended		Year Ended
	December 31,	November 30,	December 31,	November 30,
	2008	2007	2008	2007

VOLUMES SOLD THROUGH ENERGY TRANSFER PARTNERS, L.P.:

Midstream
Natural gas MMBtu/d — sold	982,207	1,074,560	1,269,724	964,721
NGLs Bbls/d — sold	20,635	24,956	25,939	28,995
Transportation and storage
Natural gas MMBtu/d — transported	13,269,286	8,831,276	11,187,327	7,122,562
Natural gas MMBtu/d — sold	876,261	1,220,692	1,389,781	1,450,466
Interstate transportation
Natural gas MMBtu/d — transported	1,856,034	1,728,028	1,777,097	1,783,639
Natural gas MMBtu/d — sold	21,319	14,622	15,162	18,419
Retail propane gallons (in thousands)	179,025	130,425	601,134	594,063

ENERGY TRANSFER EQUITY, L.P. — PARENT COMPANY
DISTRIBUTABLE CASH
(Dollars in thousands, except per unit)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash of the Parent Company with respect to the following periods:

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	November 30,	December 31,	November 30,
	2008	2007	2008	2007

Distributable Cash:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest:
Standard distribution rights	$4,582	$3,812	$17,322	$14,217
Incentive distribution rights	79,277	63,994	298,575	234,467
Less: General Partner contribution to ETP to maintain its 2% interest	—	—	(13,098)	—
Limited partner interest:
Common units	55,860	52,735	221,878	140,810
Class G units	—	—	—	63,098

Total cash expected from Energy Transfer Partners, L.P.	139,719	120,541	524,677	452,592
Deduct expenses of the Parent Company on a stand-alone basis:
General and administrative expenses	(1,407)	(10,695)	(7,007)	(19,064)
Interest expense, net of amortization of financing costs	(23,436)	(25,852)	(97,654)	(100,200)

Distributable Cash	$114,876	$83,994	$420,016	$333,328

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P.:

Distribution per limited partner unit as of the end of the period	$0.5100	$0.4100	$1.9100	$1.5285

Distributions to be paid to public unitholders	48,445	38,917	181,334	145,085
Distributions to be paid to affiliates	65,234	52,443	244,306	195,509
Distributions to be paid to general partner	353	284	1,322	1,058

Total cash distributions to be paid by Energy Transfer Equity, L.P. to its limited and general partners	$114,032	$91,644	$426,962	$341,652

Reconciliation of Non-GAAP “Distributable Cash” to GAAP “Net Income” and GAAP “Net cash provided by operating activities” for the Parent Company on a stand-alone basis:

Net income	$22,566	$51,464	$375,044	$339,783
Adjustments to derive Distributable Cash:
Equity in income of unconsolidated affiliates	(110,536)	(118,972)	(551,835)	(494,240)
Quarterly distribution expected to be received from Energy Transfer Partners, L.P.	139,719	120,541	524,677	452,592
Amortization of financing costs	2,821	756	5,076	3,007
Other non-cash	808	18	823	47
Change in value of Realized/Unrealized (gains)/losses on interest rate swaps	59,498	30,187	66,231	32,139

Distributable Cash	114,876	83,994	420,016	333,328

Adjustments to Distributable Cash to derive Net Cash Provided by Operating Activities:
Quarterly distribution expected to be received from Energy Transfer Partners, L.P.	(139,719)	(120,541)	(524,677)	(452,592)
Cash distribution received from Energy Transfer Partners, L.P.	136,048	110,850	535,342	421,546
Net effect of changes in operating accounts	(3,536)	11,956	6,137	10,990

Net cash provided by operating activites for Parent Company on stand-alone basis	$107,669	$86,259	$436,818	$313,272

(1)
For the three months ended December 31, 2008, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the quarter ended December 31, 2008 payable on February 13, 2009 to holders of record on February 6, 2009. For the three months ended November 30, 2007, cash distributions expected from Energy Transfer Partners, L.P. consist of the allocated portion of cash distributions received on February 14, 2008 in respect of the four months ended December 31, 2007.

For the twelve months ended December 31, 2008, cash distributions received or expected to be received from Energy Transfer Partners, L.P. consist of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 14, 2008 in respect of the quarter ended June 30, 2008, cash distributions paid on November 14, 2008 in respect of the quarter ended September 30, 2008, and cash distributions in respect of the quarter ended December 31, 2008 payable on February 13, 2009 to holders of record on February 6, 2009. For the twelve months ended November 30, 2008, cash distributions received from Energy Transfer Partners, L.P. consist of cash distributions received on April 13, 2007 in respect of the fiscal quarter ended February 28, 2007, cash distributions received on July 16, 2007 in respect of the fiscal quarter ended May 31, 2007, cash distributionsreceived on October 15, 2007 in respect of the fiscal quarter ended August 31, 2007, and the cash distributions allocated to the three months ended November 30, 2007 in respect of the distribution received on February 14, 2008 for the four months ended December 31, 2007.

(2)
For the three months ended December 31, 2008, cash distributions expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions in respect of the three months ended December 31, 2008 payable on February 19, 2009 to holders of record as of February 6, 2009. For the three months ended November 30, 2007, cash distributions paid by Energy Transfer Equity, L.P. consist of the allocated portion of cash distributions paid on February 19, 2008 for the four months ended December 31, 2007.

For the twelve months ended December 31, 2008, cash distributions paid or expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 19, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 19, 2008 in respect of the quarter ended June 30, 2008, cash distributions paid on November 19, 2008 in respect of the quarter ended September 30, 2008, and cash distributions in respect of the quarter ended December 31, 2008 payable on February 19, 2009 to holders of record on February 6, 2009. For the twelve months ended November 30, 2007, cash distributions paid by Energy Transfer Equity, L.P. consisted of cash distributions paid on April 16, 2007 for the three months ended February 28, 2007, cash distributions paid on July 19, 2007 for the three months ended May 31, 2007, cash distributions paid October 19, 2007 for the three months ended August 31, 2007, and cash distributions allocated to the three months ended November 30, 2007 in respect of the distribution paid on February 19, 2008 for the four months ended December 31, 2007.